UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5201 Great America Parkway, Suite 232 Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LNDC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

|||

Item 7.01 Regulation FD Disclosure.

On February 27, 2020, Landec Corporation (the “Company”) issued a press release announcing the Company’s plan to explore strategic alternatives with respect to Curation Foods, Inc.’s vegetable bag and tray business, and providing revised guidance for fiscal year 2020. A copy of the press release is furnished with this Current Report on Form 8-K (this “Current Report”) and attached hereto as Exhibit 99.1.

The information in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report, including Exhibit 99.1, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description
99.1	Registrant’s Press Release dated February 27, 2020.

|||

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2020

LANDEC CORPORATION

By:	/s/ Brian McLaughlin
Brian McLaughlin Interim Chief Financial Officer and Vice President of Finance and Administration

|||

Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact Information:
Investor Relations:
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com

Landec Announces Plan to Explore Strategic Options for its Curation Foods’ Vegetable Bag and Tray Business as Part of Project SWIFT
Conference call announced for today, February 27, at 5 p.m. Eastern Time

SANTA MARIA, CA - February 27, 2020 - Landec Corporation (Nasdaq: LNDC), a diversified health and wellness company with two operating businesses, Curation Foods, Inc. and Lifecore Biomedical, Inc., announced today that management and the Board of Directors have launched a process to explore strategic alternatives for its legacy vegetable bag and tray business, which includes the potential divestiture of that business. The Company believes that these changes will improve the Company’s operating cost structure, simplify our supply chain, enhance profitability and strengthen its balance sheet with an overall aim to deliver long-term value to shareholders.

“We have been evaluating our commoditized vegetable bag and tray business since my appointment as CEO. Our team’s approach to growth and profitability is to focus on leveraging the strength of our higher-margin product and innovation platforms. Consistent with my philosophy of ‘getting smaller to get bigger’, we believe that rightsizing the legacy business will result in improved financial performance and enable Curation Foods to set a course for sustainable profitable growth,” said Dr. Albert Bolles, Landec’s President and CEO. “This step is part of the next phase of our previously announced shareholder value creation program, Project SWIFT, which is designed to turn around Curation Foods and transform it into an agile, competitive company. During this transformation, we will remain fully committed to providing our customers, grower partners and consumers with the highest level of service and continuity.”

Curation Foods’ legacy vegetable bag and tray business, which includes Eat Smart and private label brands, generated net sales of $160 million for fiscal year 2019. The Company has engaged investment-banking firm, William Blair, to identify strategic alternatives for the business and to evaluate bids. There is no assurance that this sale process will result in a transaction or the timing of such transaction.

|||

Further details regarding this decision will be discussed on a conference call for the investment community today, February 27, at 5:00 p.m. EST; details can be found below.

Exploring Strategic Alternatives a Key Step in Project SWIFT

Project SWIFT aims to strengthen the Curation Foods business by simplifying and streamlining the business. The Company believes that these actions chart a clear path towards improving the overall financial performance of Landec, creating long-term value for our shareholders, employees and customers. These actions are centered on:

1)Network and operational optimization: Maximizing efficiency and productivity with the previously announced consolidation and centralization of Curation Foods offices into its Innovation Center headquarters in Santa Maria, CA, as well as continuous improvement in plant operations with lean manufacturing practices.
2)Focus on strategic assets: Simplifying the business and divesting non-core assets, including today’s announcement regarding exploring the strategic alternatives for the core vegetable and tray business, together with previously announced intent to sell the Company’s Ontario, CA, salad dressing manufacturing facility.
3)Organizational redesign: Continued refinement of the organization so that it can be competitive with industry benchmarks and appropriate for the Company’s future direction, with a focus on strategic initiatives, developing and elevating internal talent and reducing headcount.
Project SWIFT provides a framework rooted in solid, achievable goals that align the Company’s resources. The Company anticipates that the outcome of the actions announced to date will provide for operational efficiency with annualized cost savings of $5.0 million, including the $3.7 million of planned savings that we previously announced in our fiscal second quarter reporting. Once the program is fully implemented, Curation Foods aims to deliver the following steady-state organic growth and profitability targets on a run-rate basis by the end of fiscal 2021:
•Curation Foods Organic Revenue Growth:   5%
•Curation Foods Gross Margin:   11% to 14%
•Curation Foods EBITDA Margin:    4% to 6%
Updating Fiscal 2020 Guidance

|||

The Company is lowering its full fiscal year 2020 guidance, excluding restructuring and non-recurring charges, to account for an acceleration in the Company’s planned reduction in its vegetable bag and tray business, on-going unanticipated legal fees and incremental marketing spending to promote awareness and trial of the Yucatan Squeeze innovation. Updated fiscal year 2020 guidance is as follows:
•Revenues from continuing operations to grow 4% to 6% (range of $580 million to $590 million) compared to fiscal 2019
•Earnings per share in the range of $0.16-$0.20
•Consolidated EBITDA in the range of $30 million to $34 million
The Company is lowering its fiscal third quarter 2020 guidance, excluding restructuring and non-recurring charges, to account for a shift in timing of revenue at Lifecore from fiscal third quarter to fiscal fourth quarter. Lifecore remains on target to meet its goals for fiscal 2020. Updated fiscal third quarter guidance is as follows:
•Revenues from continuing operations in the range of $147 million to $151 million
•Earnings per share per share in the range of $0.02 to $0.06
•Consolidated EBITDA in the range of $5 million to $9 million
Dr. Bolles concluded, “As part of our transformation process, we have strengthened and reinvigorated our team. This team has been working side-by-side to develop an executable strategic plan with the goal of generating a material lift in the Curation Foods business segment’s profitability, while simultaneously mitigating our commodity risk, through the implementation of Project SWIFT. We believe that the actions we’ve outlined are beginning to yield measureable financial results and that this will become apparent in our fiscal fourth quarter, where we will benefit from normalized margins within our Yucatan business for the first time following an implementation of our lean manufacturing program. Looking ahead, we have substantial opportunity to enhance our competitive position with a team that is focused on driving profitable growth. We believe that our steady-state financial targets are within reach and I’m confident in our ability to transform this business by the end of fiscal 2021.”

Conference Call and Webcast
The live webcast can be accessed on Landec’s website on the Investor Events & Presentations page. The webcast will be available for 30 days.

Date: Today – Thursday, February 27, 2020
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Direct Webcast link: http://ir.Landec.com/events.cfm

|||

To participate in the conference call via telephone, dial toll-free: (855) 327-6837 or (631) 891-4304. Please call the conference telephone number 5-10 minutes prior to the start time so the operator can register your name and organization. If you have any difficulty with the webcast or connecting to the call, please contact ICR at (646) 277-1263.

A replay of the call will be available through Thursday, March 5, 2020 by calling toll-free: (844) 512-2921 or direct (412) 317-6671, and entering code 10008761.

About Landec Corporation
Landec Corporation (NASDAQ: LNDC) is a leading innovator of diversified health and wellness solutions with two operating businesses: Curation Foods, Inc. and Lifecore Biomedical, Inc. Landec designs, develops, manufactures, and sells products for the food and biopharmaceutical industry. Curation Foods is focused on innovating and distributing plant-based foods with 100% clean ingredients to retail, club and foodservice channels throughout North America. Curation Foods is able to maximize product freshness through its geographically dispersed family of growers, refrigerated supply chain and patented BreatheWay® packaging technology. Curation Foods brands include Eat Smart® fresh packaged vegetables and salads, O Olive Oil & Vinegar® premium artisan products, and Yucatan® and Cabo Fresh® avocado products. Lifecore Biomedical is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development fill and finish of sterile, injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings 35 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Landec’s website at www.landec.com.

Non-GAAP Financial Information
This press release contains non-GAAP financial information relating to EBITDA. The Company has disclosed this non-GAAP financial measure to supplement its consolidated financial statements presented in accordance with GAAP. This non-GAAP financial measure excludes/includes certain items that are included in the Company’s results reported in accordance with GAAP. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons. This non-GAAP financial measure should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, this non-GAAP financial measure may not be the same as similar measures provided by other companies due to the potential

|||

differences in methods of calculation and items being excluded/included. It should be read in conjunction with the Company’s consolidated financial statements presented in accordance with GAAP.

Important Cautions Regarding Forward-Looking Statements
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability to achieve acceptance of the Company's new products in the market place, weather conditions that can affect the supply and price of produce, government regulations affecting our business, the timing of regulatory approvals, the ability to successfully integrate Yucatan Foods into the Curation Foods business, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

|||